As filed with the Securities and Exchange Commission on May 30, 2001

                                                  Registration No. 333-_______

===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     FIRST NATIONAL COMMUNITY BANCORP, INC.
             (Exact Name of Registrant As Specified In Its Charter)



          PENNSYLVANIA                                          23-2900790
          ------------                                          ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

         102 EAST DRINKER STREET
          DUNMORE, PENNSYLVANIA                                 18512-2491
         -----------------------                                ----------
(Address of principal executive offices)                        (Zip Code)


                         -------------------------------

                     FIRST NATIONAL COMMUNITY BANCORP, INC.

                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                         -------------------------------


            J. DAVID LOMBARDI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                             102 EAST DRINKER STREET
                        DUNMORE, PENNSYLVANIA 18512-2491
                                 (570) 346-7667
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies To:
                         JEAN SVOBODA MCMASTER, ESQUIRE
                             SHUMAKER WILLIAMS, P.C.
                               POST OFFICE BOX 88
                         HARRISBURG, PENNSYLVANIA 17108
                                 (717) 763-1121

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

                         -------------------------------

     Title of Each Class              Amount        Proposed Maximum      Proposed Maximum        Amount of
      of Securities to                 to be         Offering Price           Aggregate         Registration
        be Registered              Registered(1)      Per Share(2)        Offering Price(2)          Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $1.25 Par Value         200,000            $33.375            $6,675,000.00         $1,668.75
-------------------------------------------------------------------------------------------------------------


(1) Based on the maximum number of shares of First National Community Bancorp, Inc. common stock, par value $1.25 per share, authorized for issuance under the plan set forth above. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the common stock on May 25, 2001, with respect to the 200,000 shares of common stock issuable under the plan.


                    PAGE 1 OF 31 SEQUENTIALLY NUMBERED PAGES
                       INDEX TO EXHIBITS FOUND ON PAGE 14

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         First National Community Bancorp, Inc. files this registration statement to register 200,000 shares of its common stock, par value $1.25 per share, that may, from time to time, be issued pursuant to the First National Community Bancorp, Inc. 2000 Stock Incentive Plan.

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1). In accordance with the note to Part I of Form S-8, these documents have not been filed with the SEC and have been omitted as part of this registration statement. These documents and the documents incorporated by reference in the registration statement, pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

         This prospectus constitutes a part of a registration statement on Form S-8 filed with the SEC. As allowed by the SEC's rules and regulations, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities described in this prospectus, you should refer to the registration statement, including its exhibits. Furthermore, the statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to a copy of the document filed as an exhibit to the registration statement.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The SEC allows us to "incorporate by reference" the information we file with it into this prospectus. This means we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement the documents listed in Item 3 of Part II of this Form S-8, as filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the securities registered on this Form S-8 are sold or we deregister the remaining unsold securities.

         First National Community Bancorp, Inc. will provide, without charge, to each plan participant a copy of the documents incorporated by reference in Item 3 of Part II of this registration statement, upon written or oral request. Further, plan participants will be provided, without charge, upon written or oral request, other documents required to be delivered pursuant to Rule 428(b). Written requests should be directed to:

                  First National Community Bancorp, Inc.
                  Attn: Treasurer
                  102 East Drinker Street
                  Dunmore, PA 18512-2491

         Telephone requests may be directed to William Lance, Treasurer, telephone number (570) 346-7667.

         You should rely only on the information contained in or incorporated by reference in this prospectus and any supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares. The delivery of this prospectus does not, under any circumstances, create any implication that there has been no change in the company's affairs since the date of this prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         We incorporate the following documents by reference into this registration statement as filed with the SEC under File No. 333-24121:

         (a) First National Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 23, 2001;

         (b) First National Community Bancorp, Inc.'s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 8, 2001; and

         (c) The description of First National Community Bancorp, Inc.'s common stock that appears on page 40 of First National Community Bancorp, Inc.'s Registration Statement No. 333-24121 on Form S-4, filed with the SEC on March 28, 1997 and effective on April 17, 1997, and as amended by Amendment No.1, filed with the SEC on December 31, 1997 and as amended by Amendment No. 2, filed with the SEC on June 2, 1998.

         All documents filed by First National Community Bancorp, Inc. pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all remaining unsold securities, are incorporated by reference into this registration statement and become a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement automatically updates, modifies and supersedes the prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         A description of the securities to be offered is not included because the common stock is registered under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No disclosure is required under this item because First National Community Bancorp, Inc. did not employ named experts or counsel on a contingent basis.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), (15 Pa. C.S.A. Sections 741-1750) provides that a business corporation has the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

         Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

         Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

         (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

         (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

         (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

         Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

         (1) the director has breached or failed to perform the duties of his office under this section; and

         (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The provisions discussed above shall not apply to:

         (1) the responsibility or liability of a director pursuant to any criminal statute; or

         (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

         Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

         Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

         Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

         Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

         (2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) by the shareholders.

         Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

         Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the Commonwealth of Pennsylvania's public policy.

         Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

         Article 23 of the Registrant's By-laws provides a broad range of indemnification for its officers and directors. In essence, officers and directors will be indemnified for any act committed while in the course of their association with the Registrant provided that the act was in good faith and in a manner reasonably believed to be in, or not opposed to the Registrant's best interests. Officers and directors will be presumed to be entitled to indemnification, absent breaches of fiduciary duty, lack of good faith or self-dealing and shall be entitled to indemnification unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NO.                        EXHIBITS

4.1 Articles of Incorporation of Registrant. (Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement No. 333-24121, filed with the SEC on March 28, 1997 and as amended by Amendment No. 1, filed with the SEC on December 31, 1997 and as amended by Amendment No. 2, filed with the SEC on June 2, 1998.)

4.2 By-laws of Registrant. (Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement No. 333-24121, filed with the SEC on March 28, 1997 and as amended by Amendment No. 1, filed with the SEC on December 31, 1997 and as amended by Amendment No. 2, filed with the SEC on June 2, 1998.)

5        Opinion of Shumaker Williams, P.C. re: legality.

23.1     Consent of Demetrius & Company, L.L.C.

23.2     Consent of Shumaker Williams, P.C. (included in Exhibit 5).

24       Power of Attorney of Directors and Officers (included on Signature
         Pages).

99.1     First National Community Bancorp, Inc. 2000 Stock Incentive Plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Dunmore, Commonwealth of Pennsylvania on May 23, 2001.

                                FIRST NATIONAL COMMUNITY BANCORP, INC.
                                             (Registrant)


                                By: /s/ J. David Lombardi
                                    --------------------------------------
                                    J. David Lombardi
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. David Lombardi and William S. Lance, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                           Capacity                 Date
                                           --------                 ----

 /s/ J. David Lombardi             President,                   May 23, 2001
------------------------------     Chief Executive Officer
J. David Lombardi                  and Director (Principal
                                   Executive Officer)

 /s/ William S. Lance              Treasurer,                   May 23, 2001
------------------------------     Chief Financial Officer
William S. Lance                   (Principal Financial
                                   and Accounting Officer)

 /s/ Louis A. DeNaples             Chairman of the Board        May 23, 2001
------------------------------     of  Directors
Louis A. DeNaples


 /s/ Michael G. Cestone            Director                     May 23, 2001
------------------------------
Michael G. Cestone


 /s/ Michael J. Cestone, Jr.       Director                     May 23, 2001
------------------------------
Michael J. Cestone, Jr.


 /s/ Joseph Coccia                 Director                     May 23, 2001
------------------------------
Joseph Coccia


 /s/ William P. Conaboy            Director                     May 23, 2001
------------------------------
William P. Conaboy


 /s/ Dominick L. DeNaples          Director                     May 23, 2001
------------------------------
Dominick L. DeNaples


 /s/ Joseph J. Gentile             Director                     May 23, 2001
------------------------------
Joseph J. Gentile


                                   Director                     _______ __, 2001
------------------------------
Martin F. Gibbons


 /s/ Joseph O. Haggerty            Director                     May 23, 2001
------------------------------
Joseph O. Haggerty


 /s/ John P. Moses                 Director                     May 23, 2001
------------------------------
John P. Moses


                                   Director                     _______ __, 2001
------------------------------
John R. Thomas

                                INDEX TO EXHIBITS


                                                                           PAGE NO.
                                                                       IN SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                                                                ORIGINAL
-----------                                                                --------
4.1     Articles of Incorporation of Registrant. (Incorporated by             *
        reference to Exhibit 3(i) to Registrant's Registration
        Statement No. 333-24121, filed with the SEC on March 28, 1997 and as amended by Amendment No. 1, filed with the SEC on
        December 31, 1997 and as amended by Amendment No. 2,
        filed with the SEC on June 2, 1998.)

4.2     By-laws of Registrant. (Incorporated by reference to                  *
        Exhibit 3(ii) to Registrant's Registration Statement
        No. 333-24121, filed with the SEC on March 28, 1997
        and as amended by Amendment No. 1, filed with the SEC on
        December 31, 1997 and as amended by Amendment No. 2,
        filed with the SEC on June 2, 1998.)

5       Opinion of Shumaker Williams, P.C. re: legality.                     15

23.1    Consent of Demetrius & Company, L.L.C.                               18

23.2    Consent of Shumaker Williams, P.C. (included in Exhibit 5).

24      Power of Attorney of Directors and Officers (included on Signature
        Pages).

99.1    First National Community Bancorp, Inc. 2000 Stock Incentive Plan.    20

*  Incorporated by reference.